UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 12, 2017 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)
Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3760 Rocky Mountain Avenue Loveland, Colorado 80538 (Address of principal executive offices, including zip code)

(970) 493-7272 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        On June 13, 2017, Heska Corporation, a Delaware corporation (the “Company”), announced that Mr. Scott Humphrey has joined the Company’s Board of Directors (the “Board”) after the Company approved the increase in the size of the Board to seven directors, all in accordance with the Company’s amended and restated bylaws (the “Bylaws”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. Mr. Humphrey will serve as a Class III director with his initial term expiring in 2018 in accordance with the Bylaws, and he has been appointed to serve as a member of the Board’s Compensation and Audit Committees. He is expected to serve in such capacities until the Company’s next annual meeting of stockholders or until his earlier resignation or removal.
There are no arrangements or understandings between Mr. Humphrey and any other person in connection with his appointment to the Board, and there are and have been no transactions since January 1, 2016, or any currently proposed transaction, in which the Company was or is to be a participant in excess of $120,000 and in which Mr. Humphrey had or will have a direct or indirect material interest. Mr. Humphrey’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release of the Company dated June 13, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION, a Delaware corporation

Dated: June 14, 2017	By: /s/ Jason A. Napolitano Jason A. Napolitano Chief Operating Officer, Chief Strategist and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release of the Company dated June 13, 2017